Exhibit 32

CERTIFICATION OF THE
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel L. Coury, Sr., the Chief Executive Officer of LiveDeal, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LiveDeal, Inc. on Form 10-Q for the quarter ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Live Deal, Inc.

Date: February 14, 2008	/s/ Daniel L. Coury, Sr.
Daniel L. Coury, Sr.
Chief Executive Officer

I, Gary L. Perschbacher, the Chief Financial Officer of LiveDeal, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LiveDeal, Inc. on Form 10-Q for the quarter ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Live Deal, Inc.

Date: February 14, 2008	/s/ Gary L. Perschbacher
Gary L. Perschbacher
Chief Financial Officer